Exhibit 16.1

Pinaki & Associates LLC

Certified Public Accountant

3511 Silverside Rd, Ste# 105

Wilmington, DE 19810

408-896-4405

Date: November 3, 2017

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549

Commission File No. 000-52297 (FBEC WORLDWIDE, INC)

Ladies and Gentlemen:

We have read Item 4.01 of FBEC WORLDWIDE, INC.’s Form 8-K dated November 1, 2017, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

/s/ Pinaki & Associates, LLC

Pinaki & Associates, LLC

Wilmington, DE